UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 5, 2007

Nature’s Sunshine Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

75 East 1700 South
Provo, Utah	84606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:
(801) 342-4300

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐               Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 5, 2007, the Board of Directors of Nature’s Sunshine Products, Inc. (the “Company”) ratified the appointment of Bryant J. Yates to the position of President, International, effective January 1, 2007, to replace Robert W. Shaffer who passed away in July 2006.

Mr. Yates, who is 33 years old, has been serving as Executive Director—International of the Company since August, 2006.  Prior to that time Mr. Yates was Director—International—Europe/Middle East and General Manager of Nature’s Sunshine Products of Russia, an affiliate of the Company.  Mr. Yates has been employed by the Company since 1999.  Mr. Yates received a degree in international business from Utah Valley State College.

The Company is in the process of negotiating the terms of an employment agreement with Mr. Yates and intends to file a brief description of the terms of such agreement by amendment to this Current Report on Form 8-K/A when the agreement is finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nature’s Sunshine Products, Inc.

Dated: January 11, 2007	By	/s/ Stephen M. Bunker
Chief Financial Officer